Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Techpoint, Inc.

San Jose, California

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 12, 2021, relating to the consolidated financial statements of Techpoint, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ BDO USA, LLP

San Jose, California

March 12, 2021